EXHIBIT 21.1

LIST OF SUBSIDIARIES

Petrosearch Operating Company, L.L.C.
Guidance Petrosearch, L.L.C.
Beacon Petrosearch, L.L.C.
Anadarko Petrosearch, L.L.C.
Wilcox Petrosearch, L.L.C.
Barnett Petrosearch, L.L.C.
Exploration Holdings Co., L.L.C.